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                                                                    EXHIBIT 10.2


                       SECOND AMENDMENT TO LEASE AGREEMENT
                 [EsNet Properties, L.C./Caldera Systems, Inc.]



      THIS SECOND AMENDMENT (this "Second Amendment) is entered into as of the fifth (5th) day of April, 2000 between ESNET PROPERTIES, L.C., a Utah limited liability company ("Landlord"), whose address is 5152 North Edgewood Drive, Suite 350, Provo, Utah 84604 and Caldera Systems, Inc., a Delaware corporation, successor in interest to Calera, Inc. ("Tenant") whose address is 240 West Center Street, Orem, Utah 84057.

      FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

      1. Definitions. As used in this Second Amendment, each of the following terms shall have the indicated meaning:

            1.1 "Additional Premises" Means the following premises located at Post Office Place in Buildings 1,2,3,and 4 at 250 through 280 West Center Street, Orem, Utah: (a) Building 1 (part), Consisting of approximately 5,608 square feet, Building 2 (all) consisting of approximately 7,539 square feet, Building 3 (all) consisting of approximately 7,000 square feet, and Building 4
(half) consisting of approximately 4,400 square feet with the aggregate of such space consisting of approximately 24,547 square feet (b) Building 1 (addition) consisting of approximately 2,324 square feet.

            1.2 "Expansion Date" means (a) April 10, 2000 with respect to that portion of the Additional Premises described in Paragraph 1.1 (c): and (b) May 15,2000 with respect to that portion of the Additional Premises described in Paragraphs 1.1 (a) and (b). The Additional Premises shall be delivered to Tenant vacuum clean and in good condition and repair, free from the occupancy of any other person.

            1.3 "Lease" means the Lease Agreement, dated October 9, 1997, as amended by the First Amendment to Lease Agreement dated March 2, 1998, both entered into between Landlord, as landlord, and Tenant, as tenant.

            1.4 "Original Premises" means the premises originally covered by the Lease and located in Building 5, consisting of approximately 16,960 square feet.

      2. Amendment. The purpose of this Second Amendment is to add the Additional Premises to the Lease in accordance with the terms and conditions set forth in this Second Amendment. This Second Amendment shall serve to amend the Lease.



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      3.    Additional Premises Covered. Effective as of the Expansion Date, the
"Premises" covered by the Lease shall include the Additional Premises, and the Additional Premises shall be governed by the Lease in the same manner as the Original Premises, except as otherwise expressly set forth in this Second Amendment.

      4. Term. The Additional Premises shall be leased for a term which is coextensive with the "Term" for the Original Premises. Therefore, it the "Termination Option" set forth in Article XXV of the Lease is exercised, the term for which the Additional Premises are leased shall terminate in accordance with the provisions of such Article; provided however, that no payment of unamortized costs shall be due under Article XXV with respect to the Additional Premises

      5. Rent. (a) $2,875.95,per month for that portion of the Additional Premises described in Paragraph 1.1(c), and (b), and $32,058.21 per month for that portion of the Additional Premises described in Paragraph 1.1(a) and (b) and shall be payable at the same time and in the same manner as the Base Rent under the Lease. If the Expansion Date for any portion of the Additional Premises occurs on a day other than the first day of a calendar month, the rent for such portion shall be paid for the initial fractional calendar month prorated on a per diem basis. If the Lease expires or terminates on a day other than the last day of a calendar month, the rent for such fractional month shall be prorated on a per diem basis.

      6. Operating Costs. Landlord shall be solely responsible to timely provide and pay for the costs of all maintenance, repair, utilities, insurance and taxes with respect to the Additional Premises and all other operating costs relating to the Additional Premises. The rent set forth in Paragraph 5 of this Second Amendment is the only charge Tenant is obligated to pay to Landlord on connection with the Additional Premises: provided however, that Tenant shall, at its sole cost, cause to be provide its own custodial services to the Additional Premises.

      7. General Provisions. Except as set forth in the Second Amendment, the Lease is ratified and affirmed in its entirety. This Second Amendment shall inure to the benefit or, and be binding on, Landlord and Tenant and their respective successors and assigns. This Second Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the State of Utah. This Second Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Each individual executing this Second Amendment represents and warrants that such individual has been duly authorized to execute and deliver this Second Amendment in the capacity and for the entity set forth where such individual signs.


LANDLORD AND TENANT have executed this Second Amendment on the respective dates set forth below, to be effective as of the date first set forth above.


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                                                    LANDLORD:


                                                    ESNET PROPERTIES, L.C.

                                                    /s/ Kevin Flanagan
                                                    ---------------------------
                                                    Chief Financial Officer
                                                    ---------------------------
                                                    April 7, 2000
                                                    ---------------------------

                                                    TENANT:


                                                    CALDERA SYSTEMS, INC.

                                                    /s/ Alan Hansen
                                                    ---------------------------
                                                    Chief Financial Officer
                                                    ---------------------------
                                                    April 6, 2000
                                                    ---------------------------